Exhibit 10.35

AMENDMENT TO “WORK FOR HIRE” AGREEMENT

THIS AMENDMENT to “Work for Hire” Agreement (this “Amendment”) is made effective as of October 23, 2020 (the “Effective Date” hereof) by and between NeuroRx, Inc. (“NeuroRx”) and REBes Consulting LLC – Robert Besthof (“Consultant”), each of NeuroRx and Consultant being a “Party” and together the “Parties” to the Agreement and this Amendment.

WHEREAS, NeuroRx and Consultant are Parties to that certain “Work for Hire” Agreement having an Effective Date of March 1, 2016 (the “Agreement”), under which NeuroRx has engaged Consultant as Chief Commercial and Patient Officer and to provide those certain Services described on Appendix A to the Agreement; and

WHEREAS, the Parties desire to amend the Agreement to revise certain terms and conditions in the “Pricing and Payment” section (Section 2) of the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein, NeuroRx and Consultant hereby agree as follows:

1.    Definitions. Unless otherwise indicated herein, words and terms which are defined in the Agreement shall have the same meaning where used in this Amendment.

2.    Amendments to Agreement.

(a)	Amendments to Section 2: Section 2 of the Agreement (“Pricing and Payment”) is amended as follows:

(1)	by renumbering subsections 2(b) and 2(c) as new subsections 2(c) and 2(d), respectively;

(2)	by inserting a new subsection 2(b) as follows:

(b)    Consultant shall be awarded an additional grant of 70,000 options to purchase shares of common stock in the Company under the terms of the Company’s 2016 Omnibus Incentive Plan (the “Additional Options”), which Additional Options shall vest ver a period of five years commencing October 20, 2020. The strike price of the Additional Options shall be $15/share.

If, following a change of control, either (1) Consultant’s assigned and required place of work is more than fifty (50) miles from Consultant’s home or (2) there is a substantial and material diminution in Consultant’s duties or title from what is set forth on Appendix A of the Agreement and his new additional responsibilities as Head of Operations, then Consultant shall have the right to terminate his consultancy for good reason and

(i) fifty percent (50%) of the Additional Options that are unvested as of such date shall immediately vest, (ii) Company will pay Consultant the equivalent of twelve (12) monthly payments of his current consulting fees of twenty two thousand dollars ($22,000.00), and (iii) Company will provide Consultant with twelve (12) months of the equivalent of an employer-sponsored health insurance plan at the Gold Level that meets the requirements of the Affordable Care Act (premium payment to be covered at 80%) OR Consultant will be afforded a supplemental payment equivalent to the health insurance premium payment under any such plan. Consultant recognizes that his current duties as Chief Commercial Officer & Head of Operations may be equivalent in title to those of a Senior Vice President in a large pharmaceutical company.

If, following a change of control, Consultant’s consultancy is terminated without cause, (i) all Additional Options that are unvested as of such date shall immediately vest, (ii) Company will pay Consultant the equivalent of twelve (12) monthly payments of his current consulting fees of twenty two thousand dollars ($22,000.00), and (iii) Company will provide Consultant with twelve (12) months of the equivalent of an employer-sponsored health insurance plan at the Gold Level that meets the requirements of the Affordable Care Act (premium payment to be covered at 80%) OR Consultant will be afforded a supplemental payment equivalent to the health insurance premium payment under any such plan.

Company and Consultant recognize that there is no accelerated vesting of the Additional Options tied to any regulatory event.

3.    Continued Validity of Agreement. Except as specifically amended hereby, the Agreement shall continue in full force and effect as originally constituted and is ratified and reaffirmed by the Parties hereto. The Parties confirm that any breach of this Amendment shall constitute a breach of the Agreement, and shall entitle the non-breaching Party to all rights and remedies set forth in the Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

FOR: Consultant

By:	/s/ Robert Besthof
REBes Consulting LLC – Robert Besthof
FOR: NeuroRx, Inc.

By:	/s/ Jonathan C. Javitt
Jonathan C. Javitt, MD, MPH
CEO and President